                                                                       EXHIBIT B

                   AGREEMENT AND PLAN OF MERGER

                               Among

                    UNIFAB INTERNATIONAL, INC.,

                     LATUSA Acquisition, Inc.

                                and

               LATOKA USA, INC., WILLIAM A. HINES,
                     AND ALLEN C. PORTER, JR.


                     Dated as of July 24, 1998


                         TABLE OF CONTENTS




ARTICLE 1.   DEFINITIONS 1
     Section 1.1 DEFINITIONS 1

ARTICLE 2.  THE CLOSING; THE MERGER; EFFECTS OF THE MERGER 6
     Section 2.1 CLOSING 6
     Section 2.2 THE MERGER 6
     Section 2.3 EFFECTS OF THE MERGER; ARTICLES AND OPERATING AGREEMENT; DIRECTORS AND OFFICERS 6

ARTICLE 3.   MERGER CONSIDERATION; CONVERSION OF SHARES 7
     Section 3.1 CONVERSION OF SHARES 7
     Section 3.2 EXCHANGE OF STOCK CERTIFICATES; RECORD DATE 7
     Section 3.3 NO FURTHER RIGHTS IN LATOKA COMMON STOCK 8

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF THELATOKA SHAREHOLDERS 8
     Section 4.1  OWNERSHIP AND TRANSFER OF SHARES 8
     Section 4.2 INVESTMENT REPRESENTATIONS 9
     Section 4.3 REPRESENTATION; UNIFAB DISCLOSURE DOCUMENTS 9
     Section 4.4 RESTRICTIVE LEGEND 9
     Section 4.5 UNIFAB RELIANCE 10
     Section 4.6 ORGANIZATION 10
     Section 4.7 AFFILIATED ENTITIES 10
     Section 4.8 CAPITALIZATION 10
     Section 4.9 AUTHORITY; ENFORCEABLE AGREEMENTS 11
     Section 4.10 NO CONFLICTS OR CONSENTS 11
     Section 4.11 CORPORATE FORMALITIES; CORPORATE DOCUMENTS, SHAREHOLDER AGREEMENTS AND BOARD OF DIRECTORS 12
     Section 4.12 FINANCIAL STATEMENTS; LIABILITIES 13
     Section 4.13 ABSENCE OF CERTAIN CHANGES OR EVENTS 14
     Section 4.14 CONTRACTS 15
     Section 4.15 PROPERTIES AND LEASES 16
     Section 4.16 VOTING REQUIREMENTS 17
     Section 4.17 SUPPLIERS AND CUSTOMERS 17
     Section 4.18 EMPLOYEE MATTERS 18
     Section 4.19 EMPLOYEE BENEFIT PLANS 20
     Section 4.20 LATOKA TAX MATTERS 20
     Section 4.20A  LEL TAX MATTERS 22
     Section 4.21 LITIGATION 23
     Section 4.22 LATOKA ENVIRONMENTAL COMPLIANCE 23
     Section 4.22A LEL ENVIRONMENTAL MATTERS 25
     Section 4.23 COMPLIANCE WITH LAW; PERMITS 26
     Section 4.24 SAFETY AND HEALTH. 26
     Section 4.25 TRANSACTIONS WITH RELATED PARTIES 26
     Section 4.26 BROKER'S AND FINDER'S FEE 27
     Section 4.27 MATERIALITY 27
     Section 4.28 DISCLOSURE 27

ARTICLE 5.   REPRESENTATIONS AND WARRANTIES OF UNIFAB AND SUB 27
     Section 5.1 ORGANIZATION 27
     Section 5.2 CAPITALIZATION 28
     Section 5.3 AUTHORITY; ENFORCEABLE AGREEMENTS 28
     Section 5.4 NO CONFLICTS OR CONSENTS 28
     Section 5.5 SEC DOCUMENTS; FINANCIAL STATEMENTS; LIABILITIES 29
     Section 5.6 LEGALITY OF UNIFAB COMMON STOCK 30
     Section 5.7 TAX MATTERS 30
     Section 5.8 LITIGATION 32
     Section 5.9 COMPLIANCE WITH LAW; PERMITS 32
     Section 5.10 BROKER'S AND FINDER'S FEE 32
     Section 5.11 DISCLOSURE 32

ARTICLE  5A.   REPRESENTATIONS AND WARRANTIES OF THELATOKA SHAREHOLDERS  AND
     UNIFAB 33

ARTICLE 6.  PRE-CLOSING COVENANTS 33
     Section 6.1 CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE 33
     Section 6.2 NO SOLICITATIONS 33
     Section 6.3 PRESS RELEASES 34
     Section 6.4 ACCESS TO INFORMATION AND CONFIDENTIALITY 34
     Section 6.5 CONSULTATION AND REPORTING 34
     Section 6.6 NOTIFICATION OF CHANGES 34
     Section 6.7 SUB SHAREHOLDER APPROVAL 35

ARTICLE 7.  POST-CLOSING COVENANTS 35
     Section 7.1 RESTRICTIONS ON RESALE 35
     Section 7.2 TAX-FREE REORGANIZATION 35
     Section 7.3 RELEASE AND INDEMNIFICATION OF WILLIAM A. HINES 35

ARTICLE 8.  CLOSING CONDITIONS 36
     Section 8.1 CONDITIONS APPLICABLE TO ALL PARTIES 36
     Section 8.2 CONDITIONS TO UNIFAB'S OBLIGATIONS 36
     Section 8.3 CONDITIONS TO THE OBLIGATIONS OF LATOKA AND THE LATOKA SHAREHOLDERS 37
     Section 8.4 WAIVER OF CONDITIONS 38

ARTICLE 9.   TERMINATION 38
     Section 9.1 TERMINATION 38
     Section 9.2 EFFECT OF TERMINATION 39

ARTICLE 10.  MISCELLANEOUS 39
     Section 10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES 39
     Section 10.2 NOTICES 39
     Section 10.3 GOVERNING LAW 40
     Section 10.4 COUNTERPARTS 40
     Section 10.5 INTERPRETATION; SCHEDULES 40
     Section 10.6 ENTIRE AGREEMENT; SEVERABILITY 41
     Section 10.7 AMENDMENT AND MODIFICATION 41
     Section 10.8 EXTENSION; WAIVER 41
     Section 10.9 BINDING EFFECT; BENEFITS 41
     Section 10.10 ASSIGNABILITY 41
     Section 10.11 EXPENSES 41
     Section 10.12 GENDER AND CERTAIN DEFINITIONS 41


                         LIST OF SCHEDULES


                         LIST OF EXHIBITS

Exhibit 2.1(b)      Certificate of Merger
Exhibit 8.2(g)      Form of opinion of Simon, Peragine, Smith & Redfearn, LLP
Exhibit 8.2(h)      Form of Noncompetition Agreement
Exhibit 8.3(d)      Form of Registration Rights Agreement
Exhibit 8.3(e) Form of opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.


                   AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of July 24, 1998 is by and among UNIFAB International, Inc., a Louisiana corporation ("UNIFAB"), LATUSA Acquisition Corp., a wholly owned subsidiary of UNIFAB and a Louisiana corporation ("Sub"), LATOKA USA, Inc., a Louisiana corporation ("LATOKA") and William A. Hines and Allen C. Porter, Jr. (each a "LATOKA Shareholder" and together, the "LATOKA Shareholders").

                       W I T N E S S E T H :

     WHEREAS, the respective Boards of Directors of UNIFAB, Sub and LATOKA deem it desirable to merge LATOKA with and into Sub (the "Merger") with the result that the corporate existence of LATOKA shall cease and Sub shall be the Surviving Corporation;

     NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, the parties agree as follows:

                     ARTICLE 1.   DEFINITIONS

     Section 1.1 DEFINITIONS. As used in this Agreement, the following terms when capitalized have the meanings indicated.

     "Act" has the meaning assigned to it in Section 4.12(b).

     "Affiliate" has the meaning given in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     "Agreement" means this Agreement and Plan of Merger, including the Schedules and Exhibits hereto, all as amended or otherwise modified from time to time.

     "Applicable Law" has the meaning assigned to it in Section 4.10(a).

     "Benefit Arrangement" means any employment, severance or similar contract, or any other contract, plan, policy or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangement), health or medical benefits, disability benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) that
(a)  is  maintained,  administered  or  contributed  to  by the employer  or
(b) covers any employee or former employee of the employer.

     "Business Day" means a day other than a Saturday, a Sunday or a day on which national banks or the NASDAQ Stock Market is closed.

     "Certificate  of  Merger"  has  the  meaning  assigned to it in Section
2.1(b).

     "Closing"  and "Closing Date" have the meanings  assigned  to  them  in
Section 2.1(a).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Effective Date" has the meaning assigned to it in Section 2.1(b) hereof.

     "Effective Time" has the meaning assigned to it in Section 2.1(b) hereof.

     "Employee Plan" means a plan or arrangement as defined in Section 3(3) of ERISA, that (a) is subject to any provision of ERISA, (b) is maintained, administered or contributed to by the employer and (c) covers any employee or former employee of the employer.

     "Environmental  Claim"  refers  to  any  complaint,  summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or written communication from any governmental agency, department, bureau, office or other authority, or any third party arising out of, attributable to, which may accrue out of, or which may result from (a) a violation or alleged violation of Environmental Laws; or (b) the presence, Release, or threatened Release of Hazardous Materials at or from (i) any current or formerly owned or leased assets, properties, or businesses of any of the parties to this Agreement, or their predecessors-in-interest; (ii) properties adjoining any current or formerly owned or leased assets, properties, or businesses of the parties to this Agreement, or their predecessors-in-interest; or (iii) any facility to which any Hazardous Materials generated by the parties to this Agreement or their predecessors-in-interest, have been taken for treatment, storage, or disposal.

     "Environmental Laws" has the meaning assigned to it in Section 4.22(a).

     "Environmental Liabilities" means any monetary obligations, losses, liabilities (including strict liability), damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Claim arising out of, attributable to, which may accrue out of, or which may result from (a) a violation or the alleged violation of Environmental Laws; (b) a Remedial Action; or (c) a Release or threatened Release from or onto (i) any property owned or leased by the respective parties to this Agreement, or their predecessors-in-interest; or (ii) any facility which received Hazardous Materials generated by the respective parties to this Agreement, or their predecessors-in-interest.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Governmental  Entity"  has  the  meaning  assigned  to  it  in Section
4.10(b).

     "Hazardous Materials" means (a) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste under Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components, including lead-based paint, asbestos-containing materials and manufactured products containing Hazardous Materials.

     "Intellectual  Property"  has  the  meaning assigned to it  in  Section
4.15(e).

     "LATOKA Financial Statements" means the unaudited balance sheets and related statements of income, retained earnings and cash flow, and the related notes thereto of LATOKA for the periods ended 1996 and 1997 and the LATOKA Interim Financial Statements, collectively.

     "LATOKA Common Stock" means the shares of LATOKA common stock, no par value per share.

     "LATOKA Interim Financial Statements" means the unaudited balance sheet, and the related unaudited statements of income, retained earnings and cash flows of LATOKA for the five-month period ended May 31, 1998.

     "LATOKA Latest Balance Sheet" means the latest balance sheet of LATOKA included in the LATOKA Interim Financial Statements.

     "LATOKA Shareholder" and "LATOKA Shareholders" have the meanings assigned to them in Section 3.1(b).

     "LBCL" means the Louisiana Business Corporation Law, as amended.

     "LEL" has the meaning assigned to it in Section 4.7.

     "LEL Audited Financial Statements" means the audited balance sheets of LEL and the LEL Subsidiaries as at December 31, 1996 and December 31, 1997 and audited profit and loss accounts made as of such dates together with the auditors' reports, directors reports and notes thereon.

     "LEL Financial Statements" means the LEL Audited Financial Statements and the LEL Interim Financial Statements, collectively.

     "LEL Interim Financial Statements" means the unaudited balance sheet, and profit and loss accounts of LEL for the five-month period ended May 31, 1998.

     "LEL Latest Balance Sheet" means the latest balance sheet of LEL included in the LEL Interim Financial Statements.

     "LEL Subsidiaries" has the meaning assigned to it in Section 4.7.

     "LEL Taxation" means all forms of taxation, charges, duties, imposts, rates, levies and governmental charges (whether national or local) in the nature of tax, whatsoever and whenever created, enacted or imposed and whether of the United Kingdom or elsewhere, including, for the avoidance of doubt and without limitation, income tax, corporation tax, advance corporation tax, capital gains tax, rates, value added tax, customs duty, capital transfer tax, inheritance tax, excise duties, capital duty, stamp duty, stamp duty reserve tax, national insurance, social security or other similar contributions and generally any tax, duty, charge, impost, rate, levy or other amount payable to the Inland Revenue, H.M. Customs & Excise or any statutory or governmental body or authority (whether of the United Kingdom or elsewhere) involved in the imposition, assessment, collection or administration of taxation or any other person as the result of any enactment relating to taxation, together with all fines, penalties, interest, costs, charges, surcharges and expenses in connection with the same.

     "Material Adverse Effect" means a material adverse effect on the business, financial position, or earnings of such Person or on its ability to carry out the transactions contemplated hereby.

     "Merger" has the meaning assigned to it in the recitals hereto.

     "Merger  Consideration" has the  meaning  assigned  to  it  in  Section
3.1(b).

     "Multiemployer Plan" means a plan or arrangement as defined in Section 4001(a)(3) and 3(37) of ERISA.

     "Noncompetition Agreement" means a noncompetition agreement between LATOKA and William A. Hines, substantially in the form of the draft attached hereto as EXHIBIT 8.2(H).

     "Person" means an individual, firm, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, governmental authority or body, association, unincorporated organization or other entity.

     "Pre-Closing Period" means any Tax period ending at or before the Effective Time and, with respect to any Tax period that includes but does not end at the Effective Time, the portion of such period that ends at and includes the Effective Time.

     "Release" means any release, spill, leak, emission, discharge, pump, empty, injection, escape, leaching, migration, dumping or disposal of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment, or any other means by which a Hazardous Material may be introduced into the environment.

     "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment, (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform post-remedial operation and maintenance activities, or (iv) any other actions including any removal, remedial, or other response actions defined in 42 U.S.C.
Section 9601.

     "Returns" means all returns, computations, accounts, reports, estimates, declarations and statements of any nature regarding Taxes for any Pre-Closing Period required to be filed by the taxpayer relating to its income, properties or operations.

     "SEC"  means  the  Securities  and Exchange Commission  of  the  United
States.

     "Securities Act" means the Securities Act of 1933, as amended.

     A "Subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests that is sufficient to elect at least a majority of its Board of Directors or other governing body of which (or, if there are no such voting interests, 25% or more of the equity interests of which) is owned directly or indirectly by such first person.

     "Surviving Corporation" means Sub following the Effective Time.

     "Tax" or "Taxes" means any federal, state, local, United Kingdom, foreign or other taxes (including, without limitation, income, alternative minimum, franchise, property, sales, use, lease, excise, value added, corporation, advance corporation, capital transfer, stamp duty, customs duty, premium, payroll, wage, employment or withholding taxes), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever (including interest, penalties and additions to tax).

     "Tax Deficiencies" is defined in Section 4.20(h).

     "Title IV Plan" means an Employee Plan, other than any Multiemployer Plan, subject to Title IV of ERISA.

     "UNIFAB Affiliated Group" means UNIFAB and its Subsidiaries.

     "UNIFAB Audited Financial Statements" means the audited balance sheets, and the related statements of operations, shareholder's equity and cash flow, and the related notes thereto of UNIFAB for the fiscal years ended March 31, 1996, 1997 and 1998.

     "UNIFAB Common Stock" means shares of UNIFAB Common Stock, $.01 par value.

     "UNIFAB Disclosure Documents" has the meaning assigned to it in Section
4.3.

     "UNIFAB Financial Statements" means the UNIFAB Audited Financial Statements and the UNIFAB Interim Financial Statements.

     "UNIFAB Latest Balance Sheet" means the latest balance sheet included in the UNIFAB Audited Financial Statements.

     "UNIFAB Share Issuance" means the issuance of UNIFAB Common Stock to the LATOKA shareholders upon consummation of the Merger.

    ARTICLE 2.  THE CLOSING; THE MERGER; EFFECTS OF THE MERGER

     Section 2.1 CLOSING. (a) The closing of the transactions contemplated herein (the "Closing") will take place, assuming satisfaction or waiver of each of the conditions set forth in Article 8 hereof, at the offices of Jones, Walker, Waechter, Poitevent, Carr<e`>re & Den<e`>gre, L.L.P., 201 St. Charles Avenue, New Orleans, Louisiana, at 10:00 A.M. (Central Time) on July 24, 1998 or such other date as may be mutually agreed upon between the parties following satisfaction of the latest to occur of the conditions set forth in Section 8.1, provided, in either case, that the other conditions set forth in Article 8 shall have been satisfied or waived as provided in
Article 8 at or prior to the Closing (the date of the Closing being referred to herein as the "Closing Date").

          (b) At the Closing, the parties shall (i) deliver the documents, certificates and opinions required to be delivered by Article 8 hereof, (ii) provide proof or indication of the satisfaction or waiver of each of the conditions set forth in Article 8 hereof, (iii) cause the appropriate officer of Sub to execute and deliver the certificate of merger in accordance with the provisions of the LBCL and substantially in the form attached as EXHIBIT 2.1(B) hereto (the "Certificate of Merger"), and (iv) consummate the Merger by causing to be filed such properly executed Certificate of Merger with the Secretary of State of the State of Louisiana in accordance with the provisions of the LBCL. The Merger shall be effective as of the date and time specified in the Certificate of Merger (such date and time being hereinafter referred to respectively as the "Effective Date" and the "Effective Time").

     Section 2.2 THE MERGER. Subject to the terms and conditions of this Agreement, Sub shall be merged with and into LATOKA at the Effective Time. Following the Merger, the separate corporate existence of Sub shall cease and LATOKA shall be the Surviving Corporation and shall succeed to and assume all the rights and obligations of Sub in accordance with the LBCL.

     Section 2.3 EFFECTS OF THE MERGER; ARTICLES AND OPERATING AGREEMENT; DIRECTORS AND OFFICERS. (a) The Merger shall have the effects specified in Sections 115 and 117(G) of the LBCL.

          (b) The articles of LATOKA, as in effect at the Effective Time, shall be amended to provide as determined by UNIFAB and as set forth in or as an attachment to the Certificate of Merger and, as so amended shall be the articles of incorporation of the Surviving Corporation thereafter unless and until amended in accordance with their terms and as provided by law.

          (c) The bylaws of LATOKA as in effect at the Effective Time shall be the bylaws of the Surviving Corporation thereafter unless and until amended in accordance with its terms, the terms of the articles of incorporation of the Surviving Corporation and as provided by law.

          (d) The directors and officers of Sub at the Effective Time shall be the directors and officers of the Surviving Corporation thereafter, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected and qualified.

      ARTICLE 3.   MERGER CONSIDERATION; CONVERSION OF SHARES

     Section 3.1 CONVERSION OF SHARES. (a) At the Effective Time, by virtue of the Merger and without any further action on the part of UNIFAB, Sub, LATOKA or the Surviving Corporation, or any holder of any of the following securities:

               (i) each share of common stock of Sub issued and outstanding at the Effective Time shall be converted into one share of the common stock of the Surviving Corporation;

               (ii) each share of LATOKA Common Stock issued and outstanding at the Effective Time shall be converted into the right to receive 100 fully paid and nonassessable shares of UNIFAB Common Stock in the manner described in Section 3.1(b) below; provided further that there shall be no more than 790 shares of LATOKA Common Stock issued and outstanding immediately prior to the Effective Time; and

               (iii)each issued share  of LATOKA that is held in treasury by
                    LATOKA or held by any subsidiary of LATOKA shall be canceled and no stock of UNIFAB or other consideration shall be delivered in exchange therefor.

          (b) Upon conversion of the shares of LATOKA Common Stock into rights to receive shares of UNIFAB Common Stock in the manner described in paragraph 3.1(a)(ii) above, each LATOKA Shareholder shall have the right to receive a certificate representing such whole number of shares of UNIFAB Common Stock equal to the product of (i) 100 and (ii) the number of issued and outstanding shares of LATOKA Common Stock of which he is the record holder immediately prior to the Effective Time (the product of (i) and (ii) being the "Merger Consideration").

     Section 3.2 EXCHANGE OF STOCK CERTIFICATES; RECORD DATE. (a) On the Closing Date, each LATOKA Shareholder whose shares were converted into the Merger Consideration pursuant to Section 3.1 hereof shall surrender such certificates for cancellation to UNIFAB, together with a duly executed letter of transmittal in form and substance satisfactory to UNIFAB. In exchange therefor, UNIFAB shall issue to such LATOKA Shareholder a certificate representing the whole number of Closing Shares that such LATOKA Shareholder has the right to receive pursuant to the provisions of Section 3.1(b). The certificates representing shares of LATOKA Common Stock so surrendered shall forthwith be canceled.

          (b) At the Closing LATOKA shall deliver to UNIFAB a stock certificate (issued in the name of UNIFAB and dated as of the Effective
Date) representing 1,000 shares of LATOKA Common Stock (the "New LATOKA Certificate"), which UNIFAB shall be entitled to exchange for its shares of Sub that will be converted into shares of the Surviving Corporation at the Effective Time in the manner described in Section 3.1(a)(i). At the Closing, UNIFAB shall substitute the New LATOKA Certificate for its certificate representing all of the issued and outstanding shares of Sub, which certificate for shares of Sub shall be marked "canceled" and entered in the stock records of Sub.

     Section 3.3 NO FURTHER RIGHTS IN LATOKA COMMON STOCK. As of the Effective Time, all shares of LATOKA Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing shares of LATOKA Common Stock as of the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate as provided in Section 3.2.

         ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF THE
                        LATOKA SHAREHOLDERS

     Each LATOKA Shareholder represents and warrants to and agrees with UNIFAB and Sub, as of the date hereof, as follows:

     Section 4.1 OWNERSHIP AND TRANSFER OF SHARES. (a) He is the lawful owner of the number of shares of LATOKA Common Stock listed opposite his name in SCHEDULE 4.8 hereto, free and clear of all Liens, encumbrances, restrictions and claims of every kind; (b) he has the absolute legal right, power and authority to enter into this Agreement and to sell, assign, transfer, convey and deliver the shares of LATOKA Common Stock so owned pursuant to this Agreement; (c) he is not a party to any option, warrant, purchase right or other contract or commitment that could require him to sell, transfer, or otherwise dispose of any capital stock of LATOKA (other than this Agreement); (d) he is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of LATOKA; and (e) at the Effective Time, UNIFAB shall obtain and be fully vested in record and beneficial ownership of all shares of capital stock of the Surviving Corporation, after giving effect to the Merger, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands.

     Section 4.2 INVESTMENT REPRESENTATIONS. (a) He is acquiring shares of UNIFAB Common Stock pursuant hereto for investment for his own account and has no present intention of reselling or otherwise distributing or participating in a distribution of such shares; (b) he understands that such shares will not be registered under the Securities Act, that such shares will be "restricted securities" as that term is used in Rule 144 of the SEC under the Securities Act ("Rule 144") and that such shares may not be transferred unless they are subsequently registered under the Securities Act and under any applicable state securities law or are transferred in a transfer that is exempt from such registration; (c) except as otherwise contemplated by Section 8.3(e), UNIFAB is not obligated by this Agreement to register such shares under the Securities Act or under any such state laws and UNIFAB will require, as a condition to the transfer of any such shares, that the request for transfer be accompanied by an opinion of counsel, in form and substance satisfactory to UNIFAB, to the effect that the proposed transfer does not result in a violation of the Securities Act or any applicable state securities law, unless such transfer is covered by an effective registration statement; and (d) such shares of UNIFAB Common Stock may not be sold publicly in reliance on the exemption from registration under the Securities Act afforded by Rule 144 unless and until the minimum holding period (currently one year) and other requirements of Rule 144 have been satisfied.

     Section 4.3 REPRESENTATION; UNIFAB DISCLOSURE DOCUMENTS. Each LATOKA Shareholder, together with the other LATOKA Shareholder, has been represented by competent and experienced legal counsel in connection with the negotiation and execution of this agreement, has been granted the opportunity to make a thorough investigation of and to obtain information with respect to the business and affairs of UNIFAB, and has availed himself of such opportunity either directly or through legal counsel and other authorized representatives. Each LATOKA Shareholder acknowledges that he has received from UNIFAB and has reviewed with his representatives a copy of each of the following documents (the "UNIFAB Disclosure Documents"):
UNIFAB's prospectus dated September 18, 1997 relating to 2,815,000 shares of UNIFAB International, Inc. Common Stock; UNIFAB's reports to the Securities and Exchange Commission on Form 10-Q for the quarters ended September 30, 1997 and December 31, 1997; UNIFAB's report on Form 8-K/A-1 dated February 5, 1998 relating to UNIFAB's acquisition of Professional Industrial Maintenance, LLC; and UNIFAB's press release dated May 18, 1998 relating to UNIFAB's earnings for the year and fourth quarter ended March 31, 1998, and UNIFAB's Form 10-K for the fiscal year ended march 31, 1998. Each Shareholder acknowledges that (a) he has received and reviewed, with adequate time to do so, this Agreement, the UNIFAB Disclosure Documents, and such additional information with respect to UNIFAB and the transactions contemplated by this Agreement as he or his representatives have requested.

     Section 4.4 RESTRICTIVE LEGEND. Each LATOKA Shareholder understands and agrees that all certificates evidencing shares of UNIFAB Common Stock to be issued to him hereunder will bear restrictive legends in substantially the following form:

     The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state law, and may not be transferred without registration under the Act and any such state law or an opinion of counsel satisfactory to the issuer of such securities that registration is not required.

     Section 4.5 UNIFAB RELIANCE. Each LATOKA Shareholder understands that UNIFAB in issuing the shares of UNIFAB Common Stock pursuant to this
Agreement is relying upon, among other things, the representations, warranties and agreements contained in this Article in concluding that such issuance does not require compliance with the registration requirements of the Securities Act.

     Section 4.6 ORGANIZATION. LATOKA is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has all corporate power and authority to carry on its business as now being conducted and to own its properties. LATOKA is duly qualified to do business and is in good standing in each state and foreign jurisdiction in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except those jurisdictions, if any, in which the failure to be so qualified would not have, in the aggregate for all such jurisdictions, a Material Adverse Effect.

     Section 4.7 AFFILIATED ENTITIES. LATOKA Engineering, Ltd. is a corporation organized under the laws of England and Wales and a wholly owned subsidiary of LATOKA ("LEL"). Each of Allen Tank, Ltd., Latoka, Ltd. and Allen Process Systems, Ltd. is an English corporation and a wholly owned subsidiary of LEL (the "LEL Subsidiaries"). Except for LEL and the LEL Subsidiaries, LATOKA does not, directly or indirectly, own of record or beneficially, or have the right or obligation to acquire, any outstanding securities or other interest in any corporation, partnership, joint venture or other entity.

     Section 4.8 CAPITALIZATION. (a) The authorized capital stock of LATOKA consists exclusively of 1,000 shares of common stock, no par value per share, of which 790 shares are issued and outstanding and held by the LATOKA Shareholders in the respective amounts set forth on SCHEDULE 4.8, and 210 shares are held in its treasury. All of such issued and outstanding shares have been validly issued, are fully paid and nonassessable and were issued in compliance with any rights of first refusal, in compliance with all legal requirements and, except as set forth in Schedule 4.8, free of preemptive rights. No share of capital stock of LATOKA has been, or may be required to be, reacquired by LATOKA for any reason or is, or may be required to be, issued by LATOKA for any reason, including, without limitation, by reason of any option, warrant, security or right convertible into or exchangeable for such shares, or any agreement to issue any of the foregoing. No shares of LATOKA Common Stock have been issued to or held by any person who is not a LATOKA Shareholder.

          (b) The authorized  share  capital  of LEL consists exclusively of
<pound-sterling>500,000,  divided into 500,000 shares  of  <pound-sterling>1 each, of which 500,000 shares are issued and held by LATOKA. All of such shares have been validly issued, are fully paid or credited as fully paid and nonassessable and were issued free of preemptive rights, in compliance with any rights of first refusal, and in compliance with all legal requirements. No share of LEL has been, or may be required to be, reacquired by LEL for any reason or is, or may be required to be, issued by LEL for any reason, including, without limitation, by reason of any option, warrant, security or right convertible into or exchangeable for such shares, or any agreement to issue any of the foregoing. No shares of LEL are issued to or held by any person other than LATOKA.

     Section 4.9 AUTHORITY; ENFORCEABLE AGREEMENTS. (a) LATOKA has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions described herein. The execution and delivery of this Agreement by LATOKA and the consummation by LATOKA of the transactions described herein have been duly authorized by all necessary corporate action on the part of LATOKA, including without limitation approval of this Agreement by LATOKA's Board of Directors in accordance with Section 112 of the LBCL, the approval thereof by the LATOKA Shareholders being evidenced by their execution of this Agreement.

          (b) This Agreement has been duly executed and delivered by LATOKA and the LATOKA Shareholders, and constitutes a valid and binding obligation of LATOKA and the LATOKA Shareholders, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles. The other agreements entered, or to be entered, into by LATOKA in connection with this Agreement have been, or will be, duly executed and delivered by LATOKA, and constitute, or will constitute, valid and binding obligations of LATOKA, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

     Section  4.10  NO  CONFLICTS OR CONSENTS.  (a)  Except as set forth  on
SCHEDULE 4.10 neither the execution, delivery or performance of this Agreement by LATOKA nor the consummation of the transactions contemplated hereby will violate, conflict with, or result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, or accelerate the performance required by, or result in the creation of any adverse claim against any of the properties or assets of LATOKA, LEL or any of the LEL Subsidiaries under, (i) the articles of incorporation, bylaws, memorandum of association, articles of association or any other organizational documents of LATOKA, LEL or any of the LEL Subsidiaries, (ii) any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to which LATOKA, LEL or any of the LEL Subsidiaries is a party, or by which either LATOKA , LEL or any of the LEL Subsidiaries or any of their respective assets are bound, or (iii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation of any governmental body to which LATOKA, LEL or any of the LEL Subsidiaries is subject or by which LATOKA, LEL or any of the LEL Subsidiaries or any of their respective assets are bound (an "Applicable Law"), which would, individually or in the aggregate, have a Material Adverse Effect.

          (b) No consent or approval of, any court, commission, governmental body, regulatory agency, authority, political subdivision or tribunal (a "Governmental Entity") is required by or with respect to LATOKA, LEL, or any LATOKA Shareholder in connection with the execution and delivery of this Agreement by LATOKA, or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for: (i) the filing and recordation requirements of the LBCL with respect to the Certificate of Merger and the filing of appropriate documents with the relevant authorities of other states in which LATOKA is qualified to do business, and (ii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on LATOKA, LEL or any of the LEL Subsidiaries and would not materially impair the ability of LATOKA or the LATOKA Shareholders to perform their obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

          (c) Neither LEL nor any LEL Subsidiary is a party to any agency, distributorship, franchising marketing, purchasing, manufacturing or licensing agreement or arrangement or any restrictive trading or other agreement pursuant to which any part of its business is carried on or which restricts its freedom to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit or which in any way infringes or which has or should have been registered or notified under the Restrictive Trade Practices Acts 1976 and 1977, the Monopolies and Mergers Acts, the Fair Trading Act 1973, the Competition Act 1980 or the Consumer Credit Act 1974 in the United Kingdom, or which contravenes Articles 85 or 86 of the Treaty of Rome or any other anti-trust, anti-monopoly or anti-cartel legislation or which has been notified to the Commission of the European Communities for exemption or in respect of which an application has been made to the said Commission for negative clearance.

          (d) Except as disclosed in Schedule 4.10(d), neither LEL nor any LEL Subsidiary is a party to any agreement or arrangement in the nature of a joint venture or consortium or for profit sharing or whereby LEL takes part in the management of any other company or business.

     Section 4.11 CORPORATE FORMALITIES; CORPORATE DOCUMENTS, SHAREHOLDER AGREEMENTS AND BOARD OF DIRECTORS. (a) Each of LATOKA and LEL has maintained its separate corporate existence, has substantially complied with all necessary corporate formalities, has not commingled funds with any other Person, and has substantially complied with all other similar requirements so as to maintain its separate existence in any action asserting that LATOKA or LEL is the alter ego of any Person, for piercing of the corporate veil or for any other similar action.

          (b) LATOKA has delivered to UNIFAB true and complete copies of its articles of incorporation and bylaws, as well as the organizational documents of LEL, as amended or restated through the date of this Agreement. The minute books of LATOKA contain substantially complete and accurate records of all corporate actions of LATOKA's equity owners and board of directors, including committees of such boards. The stock transfer records of LATOKA contain complete and accurate records of all issuances, and redemptions of stock by LATOKA. There are no agreements among or between any shareholders with respect to the capital stock of LATOKA.

          (c) The copies of the Memorandum and Articles of Association of LEL and each of the LEL Subsidiaries attached hereto as EXHIBIT 4.11(C) are accurate and complete in all respects .

          (d) The register of members and other statutory books of LEL have been properly kept and contain a true, accurate and complete record of the matters which should be dealt with therein and no notice or allegation that any of the same is incorrect or should be rectified has been received.

          (e) All Returns, resolutions and documents required to be filed with or delivered to the Registrar of Companies pursuant to the Act have been properly and correctly made up and duly filed or delivered by or on behalf of LEL.

     Section 4.12 FINANCIAL STATEMENTS; LIABILITIES. (b)(i) The LATOKA Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and present fairly the financial position of LATOKA at such dates and the results of operations and cash flow of LATOKA for the periods set forth therein (except, in the case of the LATOKA Interim Financial Statements, to normal year-end audit adjustments which would not be material in amount or effect). Except as and to the extent set forth on the LATOKA Latest Balance Sheet, including all notes thereto, LATOKA does not have any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of LATOKA or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising since the date of the LATOKA Latest Balance Sheet and as permitted by this Agreement and that are not material individually or in the aggregate.

          (ii) The LATOKA Latest Balance Sheet includes appropriate reserves for all Taxes and other liabilities incurred as of such date but not yet payable.

          (iii) Since the date of the LATOKA Latest Balance Sheet, there has been no change that has had or is likely to have a Material Adverse Effect on LATOKA.

          (iv) The statements of income included in the LATOKA Financial Statements do not contain any income or revenue realized from products or services that the Surviving Corporation would be prohibited or restricted from offering after the Effective Time pursuant to any covenant or provision in any material contract to which any member of the LATOKA is a party.

          (b)(i) The LEL Audited Financial Statements have been audited by Simmons, Gainsford, chartered accountants, comply with the requirements of the Companies Act 1985, as amended (the "Act"), and have been prepared in accordance with the historic cost convention, all applicable statements of standard accounting practice and financial reporting standards and accounting principles and practices generally accepted in the United Kingdom and other applicable statutes and regulations, except as may be noted therein, and present fairly the financial position of LEL at such dates and the profit and loss accounts of LEL for the periods set forth therein (except, in the case of the LEL Interim Financial Statements, for normal year-end audit adjustments which would not be material in amount or effect). Except as and to the extent set forth on the LEL Latest Balance Sheet, including all notes thereto, LEL does not have any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of LEL or in the notes thereto, prepared in accordance with such generally accepted accounting principles consistently applied, except liabilities arising since the date of the LEL Latest Balance Sheet and as permitted by this Agreement and that are not material individually or in the aggregate.

          (ii) The LEL Latest Balance Sheet includes appropriate reserves for all Taxes and other liabilities incurred as of such date but not yet payable.

          (iii) Since the date of the LEL Latest Balance Sheet, there has been no change that has had or is likely to have a Material Adverse Effect on LEL.

          (iv) The statements of income included in the LEL Financial Statements do not contain any income or revenue realized from products or services that the Surviving Corporation would be prohibited or restricted from offering after the Effective Time pursuant to any covenant or provision in any material contract to which any member of the LEL is a party.

     Section 4.13 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the LATOKA Latest Balance Sheet and LEL Latest Balance Sheet, LATOKA and LEL have conducted their respective businesses only in the ordinary course consistent with their prior practices, and, except as set forth in SCHEDULE 4.13, neither has:

          (a) amended its articles of incorporation, bylaws, memorandum and articles of association or similar organizational documents;

          (b) except as otherwise contemplated in Section 8.2(e), incurred any liability or obligation of any nature (whether absolute or contingent, accrued, fixed, known, unknown, matured or unmatured), except in the ordinary course of business consistent with its prior practice, exceeding $10,000 individually or $50,000 in the aggregate;

          (c) suffered or permitted any of its assets to become subject to any mortgage, charge, lien or other encumbrance;

          (d) merged or consolidated with another entity or acquired or agreed to acquire any business or any corporation, partnership or other business organization, or sold, leased, transferred or otherwise disposed of any assets except for fair value in the ordinary course of business;

          (e) except as otherwise contemplated in Section 8.2(e), made any capital expenditure or commitment therefor, except in the ordinary course of business consistent with its prior practice, exceeding $10,000 individually or $50,000 in the aggregate;

          (f) declared or paid any dividend or made any distribution with respect to any of its share capital or equity interests, or redeemed, purchased or otherwise acquired any of its share capital or equity interests, or issued, sold or granted any equity interests or any option, warrant or other right to purchase or acquire any such interest;

          (g) adopted any employee benefit plan or made any change in any existing employee benefit plans or made any bonus or profit sharing distribution or payment of any kind;

          (h) increased indebtedness for borrowed money, or made any loan to any Person;

          (i) made any change affecting any banking, safe deposit or power of attorney arrangements;

          (j) entered into or amended any employment, severance or similar agreement or arrangement with any director or employee, or granted any increase in the rate of wages, salaries, bonuses or other compensation or benefits of any executive or other employee;

          (k) canceled, waived, released or otherwise compromised any debt, claim or right;

          (l) made any change in any method of accounting or auditing practice;

          (m) suffered the termination, suspension or revocation of any material license or permit necessary for the operation of its business;

          (n) entered into any material transaction other than on an arm's-length basis;

          (o) agreed, whether or not in writing, to do any of the foregoing; or

          (p) suffered any damage, destruction or loss (whether or not covered by insurance) which has had or could have a Material Adverse Effect on LATOKA or LEL, as the case may be.

     Section 4.14 CONTRACTS. Except as may be set forth on SCHEDULE 4.14, neither LATOKA, LEL or any of the LEL Subsidiaries is a party to: (i) any collective bargaining agreement; (ii) any written or oral employment or other agreement or contract with or commitment to any employee; (iii) any agreement, contract or commitment containing any covenant limiting its freedom to engage in any line of business or to compete with any Person;
(iv) any oral or written obligation of guaranty or indemnification arising from any agreement, contract or commitment, except as provided in its articles of incorporation or bylaws, or memorandum or articles of association, as the case may be, (v) any joint venture, partnership or similar contract involving a sharing of profits or expenses; (vi) any non-disclosure agreement, non-competition agreement, agreement with any Person who is or was an officer, director or employee of LATOKA, LEL or any of the LEL Subsidiaries, as the case may be, tax indemnity, tax sharing or tax allocation agreement, or severance, bonus or commission agreement; (vii) any indenture, mortgage, charge, debenture, loan, credit, sale-leaseback or similar contract under which LATOKA, LEL or any of the LEL Subsidiaries, as the case may be, has borrowed any money or issued any note, bond or other evidence of indebtedness for borrowed money or guaranteed indebtedness for money borrowed by others; or (viii) any hedge, swap, exchange, futures or similar agreements or contracts.

     Section 4.15 PROPERTIES AND LEASES. (a) Neither LATOKA, LEL nor any of the LEL Subsidiaries owns any real (immovable) or freehold property. LATOKA, LEL and each of the LEL Subsidiaries have, except with respect to assets disposed of for adequate consideration in the ordinary course of business, consistent with its prior practice (none of which is material to the operations of its business), good and merchantable title to all other properties and assets reflected in the LATOKA Latest Balance Sheet and LEL Latest Balance Sheet, respectively, free and clear of all pledges, liens, defects, leases, licenses, equities, conditional sales contracts, charges, claims, encumbrances, security interests, easements, restrictions, chattel mortgages, mortgages or deeds of trust (collectively, "Liens"), except for
(i) Liens that secure indebtedness that is properly reflected in the LATOKA Latest Balance Sheet or LEL Latest Balance Sheet, as the case may be, (ii) Liens for Taxes accrued but not yet payable; and (iii) mechanic's, worker's, materialmen's, operator's or other Liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after the date of the LATOKA Latest Balance Sheet or LEL Latest Balance Sheet, as the case may be, provided that the obligations secured by such Liens are not delinquent. Each of LATOKA, LEL and the LEL Subsidiaries owns, or has valid leasehold interests in, all properties and assets used in the conduct of its business.

          (b) With respect to each lease of any real (immovable) or freehold property or any material personal (movable) property to which either LATOKA, LEL or any of the LEL Subsidiaries is a party, (i) LATOKA, LEL or any of the LEL Subsidiaries, as the case may be, has a valid leasehold interest in such property, (ii) such lease is in full force and effect in accordance with its terms; (iii) all rents and other monetary amounts that have become due and payable thereunder have been paid in full;
(iv) no waiver, indulgence or postponement of the obligations thereunder has been granted by the other party thereto; (v) there exists no material default (or an event that, with notice or lapse of time or both would constitute a default) under such lease; (vi) neither LATOKA, LEL nor any of the LEL Subsidiaries has violated any of the terms or conditions under any such lease and neither has knowledge, that (A) any condition or covenant to be observed or performed by any other party under any such lease has not been fully observed and performed and (B) in the case of each prime or head lease concerning demised premises subleased to LATOKA, LEL or any of the LEL Subsidiaries, any condition or covenant to be observed or performed by each party thereto has not been fully observed and performed or that there exists any event of default or event, occurrence, condition or act that, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under any such prime lease; and (vii) the transactions described in this Agreement will not constitute a default under or cause for termination or modification of such lease.

          (c) Neither LEL nor any LEL Subsidiary has at any time acquired, assigned or otherwise disposed of any leasehold property in such a way that it remains under any residual liability in respect thereof.

          (d) Each building and premises owned or leased by LATOKA, LEL or any of the LEL Subsidiaries is in a state of good maintenance and repair (ordinary wear and tear excepted) and is adequate for the purposes for which it is currently used.

          (e)  The  rent   charged   to  LATOKA,  LEL  or  any  of  the  LEL
Subsidiaries under any lease between LATOKA, LEL or any of the LEL Subsidiaries and any Affiliate of LATOKA, LEL or any of the LEL Subsidiaries is at or below the market rate and any such lease contains such other terms and conditions that are no less favorable to LATOKA, LEL or any of the LEL Subsidiaries than would be obtainable in an arms-length transaction with an independent third party lessor.

          (f) SCHEDULE 4.15(F) hereto contains an accurate and complete list of all material domestic and foreign letters patent, patents, patent applications, patent license, software licenses, know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications owned or used by either LATOKA, LEL or any LEL Subsidiary in the operation of its business (collectively the "Intellectual Property"). To the knowledge of each LATOKA Shareholder except as stated in SCHEDULE 4.15(F), there are no adverse claims affecting or with respect to the Intellectual Property. SCHEDULE 4.15(F) lists all notices or claims currently pending or received by either LATOKA, LEL or any LEL Subsidiary of any domestic or foreign letters patent, patent licenses and know-how licenses, trade marks, copyrights, copyright registrations, trade secrets or other confidential proprietary information. Except as set forth in SCHEDULE 4.15(F) hereto, there is, to the knowledge of each LATOKA Shareholder, no reasonable basis upon which a claim may be asserted against either LATOKA, LEL or any LEL Subsidiary for infringement or breach of any domestic or foreign letters patent, patents, patent licenses and know-how licenses, trade names, trademark registrations, common law trademarks, service marks, copyrights, copyright registrations, trade secrets or other confidential proprietary information. To the knowledge of each LATOKA Shareholder, except as indicated on SCHEDULE 4.15(F), no Person is infringing the Intellectual Property. Each material item of Intellectual property owned or used by either LATOKA or LEL or their Affiliates immediately prior to the Effective Time hereunder will be owned or available for use by the Surviving Corporation on identical terms and conditions immediately subsequent to the Effective Time hereunder.

     Section 4.16 VOTING REQUIREMENTS. The affirmative vote of the holders of the outstanding shares of LATOKA Common Stock entitled to vote on the Merger is the only vote of the holders of any class or series of LATOKA's capital stock necessary to approve this Agreement and the transactions described herein.

     Section 4.17 SUPPLIERS AND CUSTOMERS. No LATOKA Shareholder has actual knowledge that (a) any supplier providing products, materials or services to LATOKA, LEL or any of the LEL Subsidiaries intends to cease selling such products, materials or services to LATOKA, LEL or any of the LEL Subsidiaries or to limit or reduce such sales to LATOKA, LEL or any of the LEL Subsidiaries or materially alter the terms or conditions of any such sales, or (b) any customer of LATOKA, LEL or any of the LEL Subsidiaries will terminate, limit or reduce its business relations with LATOKA or LEL.

     Section 4.18 EMPLOYEE MATTERS.  (a) LATOKA has no employees.

          (b) (i) Since the date of the LEL Latest Balance Sheet there have been no changes in the basis of the emoluments, remuneration or other terms and conditions of employment or increase in the emoluments or remuneration (including fringe benefits, etc.) of any employee or officer of LEL or any of the LEL Subsidiaries.

               (ii) No monies other than in respect of remuneration or emoluments of employment are payable to or for the benefit of any officer or employee of LEL or any of the LEL Subsidiaries.

               (iii) All subsisting contracts of service to which LEL or any of the LEL Subsidiaries is a party are determinable on three months' notice or less without compensation (other than compensation in accordance with the Employment Rights Act 1996 of the United Kingdom).

               (iv) There are no amounts owing to any present or former officers or employees of LEL or any of the LEL Subsidiaries other than remuneration accrued (but not yet due for payment) in respect of the calendar month in which this Agreement is executed or for reimbursement of business expenses during such month.

               (v) Except for the extent (if any) to which provision or allowance has been made in the LEL Financial Statements, neither LEL nor any of the LEL Subsidiaries has made or agreed to make any payment to, or provided or agreed to provide any benefit for, any present or former officer or employee which is not allowable as a deduction for the purposes of LEL Taxation.

               (vi) Except for the extent (if any) to which provision or allowance has been made in the LEL Financial Statements:

                    (A) no liability has been incurred by LEL or any of the LEL Subsidiaries for breach of any contract of service or for services, for redundancy payments (including protective awards) or for compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee;

                    (B) no gratuitous payment has been made or promised by LEL or any of the LEL Subsidiaries in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former officer or employee.

               (vii) Each of LEL and the LEL Subsidiaries has in relation to each of its employees (and, so far as relevant, to each of its former employees) complied in all material respects with:

                    (A) all obligations imposed on it by all statutes, regulations and codes of conduct and practice relevant to the relations between it and its employees or any independent trade union and has maintained current adequate and suitable records regarding the service of each of its employees;

                    (B) all collective agreements and customs and practices for the time being dealing with such relations or the conditions of service of its employees;

                    (C) all relevant orders and awards made under any relevant statute, regulation or code of conduct and practice affecting the conditions of service of its employees.

               (viii) Within a period of one year preceding  the date hereof neither LEL nor any of the LEL Subsidiaries has given notice of any redundancies to the relevant Secretary of State or started consultations with any independent trade union or unions under the provisions of the Employment Rights Act 1996 of the United Kingdom and has not failed to comply with any such obligation under the said act.

               (ix) Each of LEL and the LEL Subsidiaries has complied with all recommendations made by the Advisory Conciliation and Arbitration
Service of the United Kingdom made to it and with all awards and declarations made by the Central Arbitration Committee of the United Kingdom.

               (x) Neither LEL nor any of the LEL Subsidiaries is, and during the preceding three years from the date hereof has never been, involved in any industrial or trade dispute or any dispute or negotiation regarding a claim of material importance with any trade union or association of trade unions or organization or body of employees, and to the best of the knowledge of the LATOKA Shareholders there are no circumstances which are likely to give rise to any such dispute.

               (xi) Each of LEL and the LEL Subsidiaries does not have in existence, and is not proposing to introduce, any share incentive scheme, share option scheme or profit sharing scheme for all or any of its directors or employees.

               (xii) No trade union or other body representing its employees is or has been recognized in relation to any of the employees of LEL or the LEL Subsidiaries.

               (xiii) No employee has been given notice of termination of his contract of employment or is under notice of dismissal.

               (xiv) Neither LEL nor any of the LEL Subsidiaries has offered any contract of employment to any person which offer remains outstanding.

               (xv) There are no persons previously employed by LEL or the LEL Subsidiaries who are on maternity leave, absent on grounds of disability or other leave of absence and have a statutory or contractual right to return to work for LEL or the LEL Subsidiaries.

               (xvi) There are no enquiries or investigations existing, pending or threatened affecting LEL or the LEL Subsidiaries by the Equal Opportunities Commission or the Commission for Racial Equality of the United Kingdom.

     Section 4.19 EMPLOYEE BENEFIT PLANS. (a) LEL has no obligation (whether legally binding or established after retirement, death or disability
(whether of a temporary or permanent nature) or otherwise) to provide "relevant benefits" (within the meaning of Section 612 of the Income and Corporate Taxes Act 1988 of the United Kingdom) to or in respect of any person who is now, or has been, an officer or employee of LEL or spouse or dependent of such officer or employee and is not a party to any scheme or arrangement having as its purpose or one of its purposes the making of payments or the provision of benefits as aforesaid.

          (b) There are no schemes in operation by or in relation to LEL whereunder any employee of LEL is entitled to a commission or remuneration of any other sort calculated by reference to the whole or part of the turnover, profits or sales of LEL.

     Section 4.20 LATOKA TAX MATTERS.   Each  of  the following is true with
respect to LATOKA:

          (a) all Returns have been or will be timely filed by LATOKA when due in accordance with all applicable laws; all Taxes shown on the Returns have been or will be timely paid when due; the Returns have been properly completed in compliance with all applicable laws and regulations and completely and accurately reflected the facts regarding the income, expenses, properties, business and operations required to be shown thereon; the Returns are not subject to penalties under Section 6662 of the Code (or any corresponding provision of state, local or foreign tax law);

          (b) LATOKA has paid all Taxes required to be paid by it (whether or not shown on a Return) or for which it could be liable, whether to taxing authorities or to other persons under tax allocation agreements or otherwise, and the charges, accruals, and reserves for Taxes due, or accrued but not yet due, relating to its income, properties, transactions or operations for any Pre-Closing Period as reflected on its books (including, without limitation, the LATOKA Latest Balance Sheet) are adequate to cover such Taxes;

          (c) there are no agreements or consents currently in effect for the extension or waiver of the time (A) to file any Return or (B) for assessment or collection of any Taxes relating to the income, properties or operations of LATOKA for any Pre-Closing Period, and LATOKA has not been requested to enter into any such agreement or consent;

          (d) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of LATOKA;

          (e) all material elections with respect to Taxes affecting LATOKA are set forth in SCHEDULE 4.20(E);

          (f) all Taxes that LATOKA is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the appropriate governmental authorities to the extent due and payable;

          (g) SCHEDULE 4.20(G) hereto sets forth (A) the taxable years of LATOKA as to which the respective statutes of limitations with respect to Taxes have not expired, and (B) with respect to such taxable years sets forth those years for which examinations have not been completed, those years for which examinations are currently being conducted, those years for which examinations have not been initiated, and those years for which required Returns have not yet been filed. SCHEDULE 4.20(G) lists each state and foreign jurisdiction in which LATOKA has, in the last three years, filed a Return, and no Return is required for any other state or foreign jurisdiction;

          (h) all tax deficiencies which have been asserted or, to the knowledge of each LATOKA Shareholder, claimed or proposed against LATOKA ("Tax Deficiencies") have been fully paid or finally settled, and no issue has been raised in any examination which, by application of similar principles, can be expected to result in the proposal or assertion of a Tax Deficiency for any other year not so examined;

          (i) to the knowledge of each LATOKA Shareholder, no facts exist that would constitute the basis for the proposal or assertion of any Tax Deficiencies for any unexamined year or for the recharacterization of any item of income, expense or deduction set forth on the Returns, and LATOKA has complied in all material respects with all applicable Tax laws;

          (j) LATOKA is not a party to any agreement, contract, arrangement or plan that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Code Section 280G (or any comparable provision of state or local law);

          (k) LATOKA has not agreed, nor is it required, to make any adjustment under Code Section 481(a) (or any comparable provision of state or local law) by reason of a change in accounting method or otherwise;

          (l) LATOKA has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income law) apply to any disposition of any asset owned by it;

          (m) none of the assets of LATOKA is property that it is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code;

          (n) none of the assets of LATOKA directly or indirectly secures any debt, the interest on which is tax exempt under Section 103(a) of the Code;

          (o) none of the assets of LATOKA is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

          (p)  LATOKA has  not  made a deemed dividend election under former
Section 1.1502-32(f)(2) of the Treasury Regulations or a consent dividend election under Section 565 of the Code;

          (q) LATOKA has never been a member of an affiliated group filing consolidated returns other than a group of which LATOKA is the parent corporation;

          (r) there are no outstanding balances of deferred gain or loss accounts related to deferred intercompany transactions with respect to LATOKA under Sections 1.1502-13 or 1.1502-14 of the Treasury Regulations; and

          (s) LATOKA is not (nor has ever been) a party to any tax sharing agreement, has not assumed the liability of any other person under contract and does not have any liability under Section 1.1502-6 of the Treasury Regulations or analogous state, local or foreign law.

     Section 4.20A LEL TAX MATTERS. Each of the following is true with respect to LEL:

          (a) The LEL Financial Statements contain full provision for all LEL Taxation, including deferred LEL Taxation, liable to be assessed on LEL for all accounting periods up to and ending on the date of the LEL Latest Balance Sheet or for any subsequent period (on the basis of the rules of LEL Taxation and LEL Taxation statutes in force at the date of the LEL Latest Balance Sheet) in respect of any transaction, event or omission occurring, (or deemed to have occurred), or any profit, gain or income (actual or deemed) made or earned by LEL, on or prior to the date of the LEL Latest Balance Sheet or for which LEL is accountable up to such date and all contingent liabilities for LEL Taxation have been provided for or properly disclosed in the LEL Financial Statements.

          (b) Since the date of the LEL Latest Balance Sheet no further liability or contingent liability for LEL Taxation has arisen otherwise than as a result of trading activities in the ordinary course of its business, consistent with prior practice.

          (c) All notices, Returns, computations and accounts of LEL made for LEL Taxation purposes were when made, and remain, correct and on a proper basis and all other information supplied to the Inland Revenue or other fiscal authority for such purpose was when supplied, and remains, correct and on a proper basis and such returns include all returns and information which LEL ought to have made or given for the purposes of LEL Taxation and are not subject to any dispute at the date hereof with, and LEL has not suffered within the past twelve months any investigation, audit or visit by, the Inland Revenue, Customs & Excise or any other relevant fiscal authority and there is no fact or matter known to the LATOKA Shareholders which might be the occasion of any such dispute or of any liability for LEL Taxation (present or future) not provided for in the LEL Financial Statements.

          (d) LEL has paid all LEL Taxation for which it is liable to account to the Inland Revenue or other fiscal authority on the due date for payment thereof and has within the past six years been, and is, under no liability to pay any penalty or interest in connection therewith and, without prejudice to the generality of the foregoing, LEL has deducted all LEL Taxation required to be deducted from any payments made by LEL including, but not limited to, interest, annuities or other annual payments, royalties, rent, remuneration payable to employees or sub-contractors or purchase consideration for land payable to a non-resident and, where appropriate LEL has duly accounted for any such LEL Taxation deducted or collected and LEL has paid all Advance Corporation Tax in relation to any distribution or dividend (within the meanings of Section 209 to 211 of Income and Corporation Taxes Act 1988 of the United Kingdom) made on or before the date hereof to the Inland Revenue or other fiscal authority.

     Section 4.21 LITIGATION. Except as disclosed on SCHEDULE 4.21, there are no actions, suits, proceedings, arbitrations or investigations pending or, to the knowledge of each LATOKA Shareholder, threatened before any court, any governmental agency or instrumentality or any arbitration panel, against or affecting any of LATOKA, LEL or any of the LEL Subsidiaries, or their directors, officers, or employees, and neither LATOKA Shareholder knows of any basis therefor. Neither LATOKA, LEL nor any of the LEL Subsidiaries is not subject to any currently pending settlement, judgment, order or decree entered in any lawsuit or proceeding. The current status of the litigation (or settlement thereof) between LEL and PEC International, Ltd., is disclosed on SCHEDULE 4.21.

     Section 4.22 LATOKA ENVIRONMENTAL COMPLIANCE. (a) To the Knowledge of each LATOKA Shareholder, LATOKA possesses all necessary licenses, permits and other approvals and authorizations that are required under, and is, and at all times has been, in material compliance with such licenses, permits and other approvals and authorizations and is, and at all times has been, in material compliance with, all federal, state, local and foreign laws, common law duties, ordinances, codes and regulations relating to pollution or the protection of the environment (collectively, "Environmental Laws"), including without limitation all Environmental Laws governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge, manufacture, processing, distribution, handling or disposal of hazardous substances or wastes, and all Environmental Laws imposing record-keeping, maintenance, testing, inspection, notification and reporting requirements with respect to hazardous substances or wastes. For purposes of this Agreement, "hazardous substances" and "hazardous wastes" are materials defined as "hazardous substances," "hazardous wastes," "hazardous constituents," "toxic substances," or " radioactive materials" in
(i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9675, as amended by the Superfund Amendments and Reauthorization Act of 1986, and any amendments thereto and regulations thereunder; (ii) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6992, as amended by the Hazardous and Solid Waste Amendments of 1984, and any amendments thereto and regulations thereunder; (iii) the Clean Air Act, 42 U.S.C. 7401, et. seq., and any amendments thereto and regulations thereunder; (iv) the Clean Water Act, 33 U.S.C. 1251, et. seq., and any amendments thereto and regulations thereunder; (v) the Toxic Substances Control Act, 15 U.S.C. Section 2601, et. seq., (vi) the Atomic Energy Act, 42 U.S.C. Section 2011, et. seq.
(vii) the Oil Pollution Act of 1990, 33 U.S.C. Sections 2701-2761, and any amendments thereto and regulations thereunder; or (viii) any other federal, state, local or foreign Environmental Law or regulation.

          (b) No Environmental Claims have been asserted within the past five years against LATOKA or, except as disclosed on SCHEDULE 4.22, a predecessor-in-interest of LATOKA, regarding (i) the operations of LATOKA or any predecessor-in-interest, (ii) the assets of LATOKA or any predecessor-in-interest, or (iii) any properties now or previously owned or leased by LATOKA or any predecessor-in-interest. To the knowledge of each LATOKA Shareholder, there are no threatened or pending Environmental Claims against LATOKA or a predecessor-in-interest of LATOKA which are reasonably likely to result in Environmental Liabilities regarding (i) the operations of LATOKA or any predecessor-in-interest, (ii) the assets of LATOKA or any predecessor-in-interest, or (iii) any properties now or previously owned or leased by any member of the LATOKA or any predecessor-in-interest. No LATOKA Shareholder has actual knowledge of any Environmental Claims that have been asserted against any facilities that may have received Hazardous Materials generated by LATOKA or any predecessor-in-interest that is reasonably likely to result in an Environmental Liability.

          (c) Except as disclosed on SCHEDULE 4.22 or in an Environmental Report referred to in Section 4.22(f), to the knowledge of each LATOKA Shareholder, there are no Hazardous Materials used, disposed of, discharged or stored by LATOKA, and any Hazardous Materials disclosed on SCHEDULE 4.22 as used, disposed of, discharged or stored are and have been so used, disposed of, discharged or stored in compliance with Environmental Laws. To the knowledge of each LATOKA Shareholder there has been no Release (i) at any of the properties now or previously owned, operated or leased by LATOKA or any predecessor-in-interest, (ii) from any assets owned, leased or operated by LATOKA or any predecessor-in-interest, or (iii) at any disposal, storage or treatment facility which received Hazardous Materials generated by LATOKA or any predecessor-in-interest which is reasonably likely to result in Environmental Liabilities. LATOKA has not engaged any person to handle, transport or dispose of Hazardous Materials on its behalf, and the disposal by LATOKA of its Hazardous Materials has been in compliance with all Environmental Laws.

          (d) There are no underground tanks, active or abandoned, of any type (including tanks storing gasoline, diesel fuel, oil or other petroleum products) or disposal sites for hazardous substances, hazardous wastes or any other waste, located on or under the real estate currently owned, leased or used by LATOKA and there were no such disposal sites located on or under the real estate previously owned, leased or used by LATOKA on the date of the sale thereof by LATOKA or during the period of lease for use by LATOKA.

          (e)  There   are   no   past   or   present   events,  conditions,
circumstances, activities or practices which may interfere with or prevent continued compliance with current Environmental Laws.

          (f) There have been no environmental investigations, studies, audits, tests, reviews or other analyses (collectively, "Environmental Reports") conducted by, or which are in the possession or control of, LATOKA that have been provided to a Governmental Entity in relation to any premises owned, operated or leased by LATOKA except for those Environmental Reports which have been made available to UNIFAB prior to the date hereof, which Environmental Reports are listed on SCHEDULE 4.22. The LATOKA Shareholders have caused UNIFAB to be provided with complete copies of any Environmental Reports referenced herein.

     Section 4.22A LEL ENVIRONMENTAL MATTERS. (a) To the knowledge of each LATOKA Shareholder, except as set forth in SCHEDULE 4.22A and the reports or the documentation referred to therein relating to environmental matters there has at no time been any Release, discharge or treatment of any hazardous substance upon, in or under any of LEL's or any of the LEL
Subsidiaries' properties; any storage, generation or disposal of any special, hazardous or toxic waste upon, in or under any of LEL's or any of the LEL Subsidiaries' properties; any spillage or leakage of petroleum products upon, in or under the Properties (other than immaterial quantities in connection with the operation of motor vehicles on any of LEL's or any of the LEL Subsidiaries' properties; any radon gas detected at any of LEL's or any of the LEL Subsidiaries' properties; any enforcement action brought her Majesty's Inspectorate of Pollution (HMIP), the National Rivers Authority
(NRA) or local authority in relation to any of LEL's or any of the LEL Subsidiaries' properties or any processes or activities carried on upon them, nor has there been any third party claim relating to the Release, threat of Release, discharge, storage, treatment, generation, emission or disposal of any substance on, in or from any of LEL's or any of the LEL Subsidiaries' properties.

          (b) To the knowledge of each LATOKA Shareholder, neither LEL nor any LEL Subsidiary has received and has in all material respects complied with all consents, licenses, approvals and other authorizations required under all environmental laws, and regulations, which are applicable to LEL or any LEL Subsidiary and/or its properties and/or the business of LEL or any LEL Subsidiary and all operations and processes undertaken by LEL or any LEL Subsidiary upon its properties.

     Section 4.23 COMPLIANCE WITH LAW; PERMITS. (a) The operations and activities of LATOKA, LEL and the LEL Subsidiaries comply in all material respects with all applicable laws, regulations, ordinances, rules or orders of any federal, state or local court or any governmental authority.

          (b) Each of LATOKA, LEL and the LEL Subsidiaries possesses all material governmental licenses, permits and other governmental authorizations that are (i) required under all federal, state, local, English, United Kingdom, or other Applicable Laws and regulations for the ownership, use and operation of its assets or (ii) otherwise necessary to permit the conduct of its business without interruption, and such licenses, permits and authorizations are in full force and effect and have been and are being complied with by it. Neither LATOKA, LEL nor any of the LEL Subsidiaries has received written notice of any violation of any of the terms or conditions of any such license, permit or authorization and the LATOKA Shareholders have no knowledge of any facts or circumstances that could form the basis of a revocation, claim, citation or allegation against it for a violation of any such license, permit or authorization. No such license, permit or authorization or any renewal thereof will be terminated, revoked, suspended, modified or limited in any respect as a result of the transactions contemplated by this Agreement.

     Section 4.24 SAFETY AND HEALTH. The property and assets of LATOKA, LEL and the LEL Subsidiaries have been and are being operated in material compliance with all Applicable Laws designed to protect safety or health, or both, including, without limitation, the Occupational Safety and Health Act and the regulations promulgated pursuant thereto. Neither LATOKA, LEL nor any of the LEL Subsidiaries has received any written notice of any violations, deficiency, investigation or inquiry from any Governmental Entity, employer or third party under any such Applicable Law and, to the knowledge of each LATOKA Shareholder, no such investigation or inquiry is planned or threatened.

     Section 4.25 TRANSACTIONS WITH RELATED PARTIES. Except for payments to employees of salaries, wages and reimbursement of expenses incurred in the course of their employment consistent with past practices,

          (a) SCHEDULE 4.25(A) lists all transactions between the Latest LATOKA Balance Sheet and the Latest LEL Balance Sheet, as the case may be, and the date of this Agreement involving or for the benefit of LATOKA, LEL or any of the LEL Subsidiaries, on the one hand, and any person who is or was a shareholder, director or officer of LATOKA, LEL or any of the LEL Subsidiaries or an Affiliate of such shareholder, director or officer, on the other hand, including (i) any debtor or creditor relationship, (ii) any transfer or lease of real or personal property, (iii) wages, salaries, commissions, bonuses and agreements relating to employment, (iv) purchases or sales of products or services, and (v) sales of products or services to third parties.

          (b) SCHEDULE 4.25(B) lists (i) all material agreements and claims of any nature that any person who is or was a shareholder, officer or director of LATOKA, LEL or any of the LEL Subsidiaries or Affiliate of such shareholder, officer or director has with or against LATOKA, LEL or any of the LEL Subsidiaries, as the case may be, as of the date of this Agreement that are not specifically identified on the LATOKA Latest Balance Sheet or the LEL Latest Balance Sheet and (ii) all material agreements and claims of any nature that LATOKA has with or against any person who is or was a shareholder, officer or director of LATOKA or Affiliate of such shareholder, officer or director as of the date of this Agreement that are not specifically identified on the LATOKA Latest Balance Sheet or the LEL Latest Balance Sheet.

     Section 4.26 BROKER'S AND FINDER'S FEE. No agent, broker, Person or firm acting on behalf of LATOKA or the LATOKA Shareholders other than Chaffe & Associates, Inc., is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

     Section 4.27 MATERIALITY. Where representations and warranties are made in Article 4 the performance and fulfillment of which are qualified as to materiality, such qualification as to all such representations and warranties does not, in the aggregate, have a Material Adverse Effect.

     Section 4.28 DISCLOSURE. To the knowledge of each LATOKA Shareholder no representations or warranties by either of them in this Agreement and no statement contained in any document (including, without limitation, the financial statements, certificates, or other writings) furnished or to be furnished by LATOKA or LEL to UNIFAB or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

   ARTICLE 5.   REPRESENTATIONS AND WARRANTIES OF UNIFAB AND SUB

     UNIFAB and Sub represent and warrant to and agree with LATOKA and the LATOKA Shareholders, as of the date hereof and as of the Closing Date, as follows:

     Section 5.1 ORGANIZATION. Each of UNIFAB and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has all requisite power and authority to carry on its business as now being conducted and to own its properties. Each other member of the UNIFAB Affiliated Group is duly organized under the laws of the state or foreign nation of its organization and has all the requisite power and authority under the laws of such jurisdiction to carry on its business as now being conducted and to own its properties. Each member of the UNIFAB Affiliated Group is duly qualified to do business and is in good standing in each state and foreign jurisdiction in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except those jurisdictions, if any, in which the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect.

     Section 5.2 CAPITALIZATION. (a) The authorized capital stock of UNIFAB consists exclusively of 25 million shares of capital stock, comprised of (i) 20 million shares of Common Stock, $.01 par value per share, of which 5,048,655 shares are issued and outstanding and no shares are held in its treasury, and (ii) 5 million shares of preferred stock, no par value per share, none of which are issued or outstanding. All of such issued and outstanding shares have been validly issued, are fully paid and nonassessable and were issued free of preemptive rights, in compliance with any rights of first refusal, and in compliance with all legal requirements.

          (b) UNIFAB is the sole shareholder of Sub and the owner of all of Sub's issued and outstanding common stock. The common stock of Sub is the only authorized class of stock of Sub.

     Section 5.3 AUTHORITY; ENFORCEABLE AGREEMENTS. (a) UNIFAB and Sub each has the requisite power and authority to enter into this Agreement and to consummate the transactions described herein. The execution and delivery of this Agreement by UNIFAB and Sub and the consummation by UNIFAB and Sub of the transactions described herein have been duly authorized by all necessary corporate action on the part of UNIFAB and all requisite action on the part of Sub.

          (b) This Agreement has been duly executed and delivered by UNIFAB and Sub, and constitutes a valid and binding obligation of UNIFAB and Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles. The other agreements entered, or to be entered, into by UNIFAB and Sub in connection with this Agreement have been, or will be, duly executed and delivered by UNIFAB and Sub, and constitute, or will constitute, valid and binding obligations of UNIFAB and Sub, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

     Section 5.4 NO CONFLICTS OR CONSENTS. (a) Neither the execution, delivery or performance of this Agreement by UNIFAB or Sub nor the consummation of the transactions contemplated hereby will violate, conflict with, or result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, or accelerate the performance required by, or result in the creation of any adverse claim against any of the properties or assets of any member of the UNIFAB Affiliated Group under,
(i) the certificates of incorporation, bylaws, articles of organization, operating agreements or other organizational documents of any member of the UNIFAB Affiliated Group, (ii) any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to which any member of the UNIFAB Affiliated Group is a party, or by which any member of the UNIFAB Affiliated Group or any of its assets are bound, or (iii) any order, writ, injunction, decree, judgment, statute, rule or regulation of any governmental body to which any member of the UNIFAB Affiliated Group is subject or by which any member of the UNIFAB Affiliated Group or any of the assets of the foregoing are bound that would, individually or in the aggregate, have a Material Adverse Effect.

          (b) No consent or approval of, any Governmental Entity is required by or with respect to UNIFAB or any of its Subsidiaries in connection with the execution and delivery of this Agreement by UNIFAB or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) the filing and recordation requirements of the LBCL with respect to the Certificate of Merger and the filing of appropriate documents with the relevant authorities of other states in which UNIFAB or any of its Subsidiaries is qualified to do business, and (ii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on UNIFAB or would not materially impair the ability of UNIFAB to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     Section 5.5 SEC DOCUMENTS; FINANCIAL STATEMENTS; LIABILITIES. (a) UNIFAB has filed all required reports, schedules, forms, statements and other documents with the SEC since September 18, 1997. As of their respective dates, the UNIFAB Disclosure Documents, and any such reports, forms and documents filed by UNIFAB with the SEC after the date hereof, complied, or will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Documents, and except to the extent that information contained in any UNIFAB Disclosure Document has been revised or superseded by a later filed UNIFAB Disclosure Document, none of such Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b)  The  UNIFAB  Audited  Financial  Statements  included in  the
UNIFAB Disclosure Documents have been audited by the certified public accountants identified therein in accordance with generally accepted auditing standards, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, and present fairly the financial position of UNIFAB at such dates and the results of operations and cash flow for the periods then ended, except, in the case of the UNIFAB Interim Financial Statements, as permitted by Rule 10-01 of Regulation S-X of the SEC. Except as and to the extent set forth on the LEL Latest Balance Sheet, including all notes thereto, LEL does not have any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of LEL or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising since the date of the LEL Latest Balance Sheet and as permitted by this Agreement and that are not material individually or in the aggregate.

          (c) The UNIFAB Latest Balance Sheet includes appropriate reserves for all Taxes and other liabilities incurred as of such date but not yet payable.

          (d) Since the date of the UNIFAB Latest Balance Sheet, there has been no change that has had or is likely to have a Material Adverse Effect on UNIFAB.

     Section 5.6 LEGALITY OF UNIFAB COMMON STOCK. The UNIFAB Common Stock to be issued in connection with the Merger, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable.

     Section 5.7 TAX MATTERS.  Each of the following is true with respect to
UNIFAB:

          (a) all Returns have been or will be timely filed by UNIFAB when due in accordance with all applicable laws; all Taxes shown on the Returns have been or will be timely paid when due; the Returns have been properly completed in compliance with all applicable laws and regulations and completely and accurately reflected the facts regarding the income, expenses, properties, business and operations required to be shown thereon; the Returns are not subject to penalties under Section 6662 of the Code (or any corresponding provision of state, local or foreign tax law);

          (b) UNIFAB has paid all Taxes required to be paid by it (whether or not shown on a Return) or for which it could be liable, whether to taxing authorities or to other persons under tax allocation agreements or otherwise, and the charges, accruals, and reserves for Taxes due, or accrued but not yet due, relating to its income, properties, transactions or operations for any Pre-Closing Period as reflected on its books (including, without limitation, the UNIFAB Latest Balance Sheet) are adequate to cover such Taxes;

          (c) there are no agreements or consents currently in effect for the extension or waiver of the time (C) to file any Return or (D) for assessment or collection of any Taxes relating to the income, properties or operations of UNIFAB for any Pre-Closing Period, and UNIFAB has not been requested to enter into any such agreement or consent;

          (d) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of UNIFAB;

          (e) all material elections with respect to Taxes affecting UNIFAB are set forth in SCHEDULE 5.7(E);

          (f) all Taxes that UNIFAB is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the appropriate governmental authorities to the extent due and payable;

          (g) SCHEDULE 5.7(G) hereto sets forth (A) the taxable years of UNIFAB as to which the respective statutes of limitations with respect to Taxes have not expired, and (B) with respect to such taxable years sets forth those years for which examinations have not been completed, those years for which examinations are currently being conducted, those years for which examinations have not been initiated, and those years for which required Returns have not yet been filed. SCHEDULE 5.7(G) lists each state and foreign jurisdiction in which UNIFAB has, in the last three years, filed a Return, and no Return is required for any other state or foreign jurisdiction;

          (h) all tax deficiencies which have been asserted or, to UNIFAB's knowledge, claimed or proposed against UNIFAB ("Tax Deficiencies") have been fully paid or finally settled, and no issue has been raised in any examination which, by application of similar principles, can be expected to result in the proposal or assertion of a Tax Deficiency for any other year not so examined;

          (i) to UNIFAB's knowledge, no facts exist that would constitute the basis for the proposal or assertion of any Tax Deficiencies for any unexamined year or for the recharacterization of any item of income, expense or deduction set forth on the Returns, and UNIFAB has complied in all material respects with all applicable Tax laws;

          (j) UNIFAB is not a party to any agreement, contract, arrangement or plan that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Code Section 280G (or any comparable provision of state or local law);

          (k) UNIFAB has not agreed, nor is it required, to make any adjustment under Code Section 481(a) (or any comparable provision of state or local law) by reason of a change in accounting method or otherwise;

          (l) UNIFAB has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income law) apply to any disposition of any asset owned by it;

          (m) none of the assets of UNIFAB is property that it is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code;

          (n) none of the assets of UNIFAB directly or indirectly secures any debt, the interest on which is tax exempt under Section 103(a) of the Code;

          (o) none of the assets of UNIFAB is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

          (p)  UNIFAB has  not  made a deemed dividend election under former
Section 1.1502-32(f)(2) of the Treasury Regulations or a consent dividend election under Section 565 of the Code;

          (q) UNIFAB has never been a member of an affiliated group filing consolidated returns other than a group of which UNIFAB is the parent corporation;

          (r) there are no outstanding balances of deferred gain or loss accounts related to deferred intercompany transactions with respect to UNIFAB under Sections 1.1502-13 or 1.1502-14 of the Treasury Regulations; and

          (s) UNIFAB is not (nor has ever been) a party to any tax sharing agreement, has not assumed the liability of any other person under contract and does not have any liability under Section 1.1502-6 of the Treasury Regulations or analogous state, local or foreign law.

     Section 5.8 LITIGATION. Except as disclosed on SCHEDULE 5.8, there are no actions, suits, proceedings, arbitrations or investigations pending or, to the knowledge of UNIFAB, threatened before any court, any governmental agency or instrumentality or any arbitration panel, against or affecting UNIFAB or its directors, officers, or employees, and UNIFAB knows of no basis therefor. UNIFAB is not subject to any currently pending judgment, order or decree entered in any lawsuit or proceeding.

     Section 5.9 COMPLIANCE WITH LAW; PERMITS. (a) The operations and activities of UNIFAB comply in all material respects with all applicable laws, regulations, ordinances, rules or orders of any federal, state or local court or any governmental authority.

          (b) UNIFAB possesses all material governmental licenses, permits and other governmental authorizations that are (i) required under all federal, state and local laws and regulations for the ownership, use and operation of its assets or (ii) otherwise necessary to permit the conduct of its business without interruption, and such licenses, permits and authorizations are in full force and effect and have been and are being complied with by it. UNIFAB has received no notice of any violation of any of the terms or conditions of any such license, permit or authorization and UNIFAB has no knowledge of any facts or circumstances that could form the basis of a revocation, claim, citation or allegation against it for a violation of any such license, permit or authorization. No such license, permit or authorization or any renewal thereof will be terminated, revoked, suspended, modified or limited in any respect as a result of the transactions contemplated by this Agreement.

     Section 5.10 BROKER'S AND FINDER'S FEE. No agent, broker, Person or firm acting on behalf of UNIFAB is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

     Section 5.11 DISCLOSURE. To UNIFAB's knowledge, no representations or warranties by UNIFAB in this Agreement and no statement contained in any document (including, without limitation, the financial statements, certificates, or other writings) furnished or to be furnished by UNIFAB to LATOKA or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

        ARTICLE 5A.  REPRESENTATIONS AND WARRANTIES OF THE
                  LATOKA SHAREHOLDERS AND UNIFAB

     The LATOKA Shareholders and UNIFAB represent and warrant to each other that they have each independently reviewed the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and agree that no filing is required thereunder with respect to the Merger.

                 ARTICLE 6.  PRE-CLOSING COVENANTS

     Section 6.1 CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE. During the period from the date of this Agreement to the Effective Time, LATOKA, LEL and UNIFAB shall each use its best efforts to preserve the possession and control of all of its assets other than those consumed or disposed of for value in the ordinary course of business or pursuant to the terms of this Agreement, to preserve the goodwill of suppliers, customers and others having business relations with it and to do nothing knowingly to impair its ability to keep and preserve its business as it exists on the date of this Agreement. Without the prior written consent of the other party, neither LATOKA, LEL or any LATOKA Shareholder nor UNIFAB shall commit or suffer to occur any act or omission that (i) would cause a breach of any agreement, commitment or covenant of such party contained in this Agreement in any material respect or (ii) would cause its representations and warranties contained in Articles 4 and 5, respectively, to become untrue in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger each of LATOKA, LEL and UNIFAB shall conduct its business only in the ordinary course consistent with past practices.

     Section 6.2 NO SOLICITATIONS. (a) Neither LATOKA nor any LATOKA Shareholder shall directly or indirectly, either individually or through any officer, director, employee, representative, agent or affiliate of LATOKA,
(i) initiate, solicit, encourage or otherwise facilitate the initiation or submission of any inquiries, proposals or offers that constitute or may reasonably be expected to lead to an Acquisition Proposal (as defined below), (ii) enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal or (iii) agree to, approve, recommend, or endorse any Acquisition Proposal.

          (b) For purposes of this Agreement, "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving LATOKA, LEL or any of the LEL Subsidiaries: (i) any merger, reorganization, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution, or other similar transaction involving, or, any sale, lease, exchange, mortgage, pledge, transfer or other disposition of, all or any significant portion of the assets or 10% or more of the equity securities of, LATOKA, LEL or any of the LEL Subsidiaries in a single transaction or series of related transactions which could reasonably be expected to interfere with the completion of the Merger; (ii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of LATOKA, LEL or any of the LEL Subsidiaries; or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

          (c) LATOKA or any LATOKA Shareholder shall promptly notify UNIFAB after receipt of any Acquisition Proposal or any request for nonpublic information relating to LATOKA, LEL or any of the LEL Subsidiaries in connection with an Acquisition Proposal or for access to any of the premises, books or records of LATOKA, LEL or any of the LEL Subsidiaries by any person or entity that informs either of LATOKA, LEL or any of the LEL Subsidiaries or its Board of Directors, formally or informally, that it is considering making, or has made, an Acquisition Proposal. Such notice to UNIFAB shall be made orally and in writing and shall indicate in reasonable detail the identity of the offering party and the terms and conditions of such proposal, inquiry or contact; except such disclosure shall be made to UNIFAB only to the extent such disclosure does not violate the fiduciary responsibilities of the Board of Directors of LATOKA, LEL or any of the LEL Subsidiaries, after being advised by its legal counsel, in which case LATOKA, LEL or the LATOKA Shareholders, as the case may be, shall provide UNIFAB with a summary of the terms and conditions of such proposal, inquiry or contact.

     Section 6.3 PRESS RELEASES. LATOKA, the LATOKA Shareholders and UNIFAB will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to any transactions described in this Agreement, including the Merger, and shall not issue any such press releases or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to a listing agreement with NASDAQ.

     Section 6.4 ACCESS TO INFORMATION AND CONFIDENTIALITY. Until the Effective Time, LATOKA and LEL shall afford to UNIFAB and to its officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours to their respective premises, books and records and will furnish UNIFAB such other information with respect to their respective business and properties as UNIFAB reasonably requests.

     Section 6.5 CONSULTATION AND REPORTING. During the period from the date of this Agreement to the Closing Date, each of LATOKA, LEL and UNIFAB will confer on a regular and frequent basis with the other to report material operational matters and to report on the general status of ongoing operations. Each of LATOKA, LEL and UNIFAB will promptly notify the other of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations, adjudicatory proceedings, or hearings (or communications indicating that the same may be contemplated) and will keep the other fully informed of such events and permit its representatives prompt access to all materials prepared by or on behalf of such party or served on them, in connection therewith.

     Section 6.6 NOTIFICATION OF CHANGES. (a) Each of LATOKA and the LATOKA Shareholders shall promptly notify UNIFAB of any event that causes any representation or warranty given by the LATOKA Shareholders in Article 4 to become untrue. UNIFAB shall promptly notify each of LATOKA and the LATOKA Shareholders of any event that causes any representation or warranty given by UNIFAB and Sub in Article 5 to become untrue.

          (b) LATOKA, the LATOKA Shareholders and UNIFAB shall each have the right until the Closing to supplement or amend any of the Schedules described in Article 4 or 5 with respect to any matter arising or discovered after the date of this Agreement which, if existing or known on the date of this Agreement, would have been required to be set forth or described in such Schedules. For all purposes of this Agreement, including for purposes of determining whether the conditions set forth in Article 8 have been fulfilled, the Schedules shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto, except to the extent that they reflect an event or condition that would be beneficial to the other party; provided, however, that if the Closing shall occur, then all matters disclosed pursuant to any such supplement or amendment shall be deemed included in the Schedules at Closing (without necessity of a written waiver or other action on the part of any party) and to modify the applicable representations and warranties for all purposes.

     Section 6.7 SUB SHAREHOLDER APPROVAL. UNIFAB, as the sole shareholder of Sub, shall take all action necessary to effect the necessary approval by Sub of this Agreement.

                ARTICLE 7.  POST-CLOSING COVENANTS

     Section 7.1 RESTRICTIONS ON RESALE. UNIFAB has informed the LATOKA Shareholders that UNIFAB intends to account for the Merger as a pooling-of-interests under generally accepted accounting principles. UNIFAB has also informed the LATOKA Shareholders that its ability to account for the merger as a pooling-of-interests was a material factor considered by UNIFAB in UNIFAB's decision to enter into this Agreement. Therefore, pursuant to generally accepted accounting principles, prior to the publication and dissemination by UNIFAB of consolidated financial results which include results of the combined operations of the Surviving Company and UNIFAB for at least 30 days on a consolidated basis following the Effective Time, the LATOKA Shareholders shall not sell, offer to sell, or otherwise transfer or dispose of, any of the Merger Considerations received by LATOKA Shareholders. The certificates evidencing the Merger Consideration to be received by the LATOKA Shareholders will bear a legend substantially in the form set forth in Section 4.4 hereof.

     Section 7.2 TAX-FREE REORGANIZATION. UNIFAB and the LATOKA Shareholders are entering into this Agreement with the intention that the Merger qualify as a tax-free reorganization for federal income tax purposes and neither the LATOKA Shareholders nor UNIFAB will take any actions that disqualify the Merger for such treatment.

     Section 7.3 RELEASE AND INDEMNIFICATION OF WILLIAM A. HINES. Promptly after Closing, and in no event later than three business days after the Closing Date, UNIFAB shall have released those items reflected on SCHEDULE
7.3 as obligations of William A. Hines. UNIFAB hereby agrees to indemnify and hold harmless William A. Hines from any and all liabilities, costs and expenses whatsoever, including without limitation reasonable attorneys fees and costs, arising from any enforcement, threatened enforcement or attempts to enforce the aforementioned obligations against William A. Hines.

                  ARTICLE 8.  CLOSING CONDITIONS

     Section 8.1 CONDITIONS APPLICABLE TO ALL PARTIES. The obligations of each of the parties hereto to effect the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

          (a) NO RESTRAINING ACTION. No action, suit, or proceeding before any court or governmental or regulatory authority will be pending, no investigation by any governmental or regulatory authority will have been commenced, and no action, suit or proceeding by any governmental or regulatory authority will have been threatened, against LATOKA, LEL, any LATOKA Shareholder, UNIFAB or any of the principals, officers, managers or directors of LATOKA, LEL or UNIFAB seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

          (b) STATUTORY REQUIREMENTS AND REGULATORY APPROVAL. All statutory requirements under Section 112 or the LBCL for valid consummation of the Merger shall have been fulfilled and all appropriate orders, consents and approvals from all regulatory agencies and other governmental authorities whose order, consent or approval is required by law for the consummation of the Merger shall have been received.

     Section 8.2 CONDITIONS TO UNIFAB'S OBLIGATIONS. The obligations of UNIFAB to effect the Merger and the other transactions contemplated by this Agreement are also subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of the LATOKA Shareholders in this Agreement or in any certificate or document delivered to UNIFAB pursuant hereto as of the date hereof (without regard to any Schedule updates furnished by the LATOKA Shareholders after the date hereof, as contemplated by Section 6.6(b)), if made on and as of the Closing Date, would then be true and correct in all material respects, and LATOKA and the LATOKA Shareholders will have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

          (b) NO MATERIAL ADVERSE CHANGE. There shall not have occurred any Material Adverse Change from the date of the LATOKA Latest Balance Sheet or the LEL Latest Balance sheet to the Closing Date in the financial condition, results of operations or business of LATOKA, LEL or any of the LEL Subsidiaries, respectively.

          (c) SHAREHOLDER ACTION. Each and every LATOKA Shareholder shall have waived, in writing, with respect to shares held by the remaining LATOKA Shareholders, LATOKA's right to purchase LATOKA Common Stock pursuant to
Article V of LATOKA's articles of incorporation.

          (d) CONSENTS AND APPROVALS. All governmental and other third-party consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement, or to permit the continued operation of the business of LATOKA in substantially the same manner after the Closing Date as before, will have been received.

          (e) DEBT LIMITATION. LATOKA's, LEL's and the LEL Subsidiaries' aggregate indebtedness shall not exceed $10 million, except (i) to provide necessary working capital for such corporations to sustain their operations, and (ii) as consented to in writing by UNIFAB, which consent shall not be unreasonably withheld.

          (f) NO TAXABLE GAIN. UNIFAB will be reasonably satisfied that no taxable gain will be recognized by UNIFAB, Sub or LATOKA as a result of the Merger under any applicable Tax law or regulation.

          (g) OPINION OF COUNSEL. UNIFAB shall have received from Simon, Peragine, Smith & Redfearn, LLP, counsel to LATOKA and to the LATOKA Shareholders, an opinion, dated as of the Closing Date, to the effect set forth in EXHIBIT 8.2(G).

          (h)  NONCOMPETITION  AGREEMENT.   The  receipt  by  UNIFAB  of the
Noncompetition Agreement duly executed by William A. Hines.

     Section 8.3 CONDITIONS TO THE OBLIGATIONS OF LATOKA AND THE LATOKA SHAREHOLDERS. The obligations of LATOKA and the LATOKA Shareholders to effect the Merger and the other transactions contemplated by this Agreement are also subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of UNIFAB and Sub in this Agreement or in any certificate or document delivered to LATOKA and the LATOKA Shareholders pursuant hereto as of the date hereof (without regard to any Schedule updates furnished by UNIFAB or Sub after the date hereof, as contemplated by
Section 6.6(b)), if made on and as of the Closing Date, would then be true and correct in all material respects and (ii) UNIFAB and Sub will have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

          (b) NO MATERIAL ADVERSE CHANGE. There shall not have occurred any Material Adverse Change from the date of the UNIFAB Latest Balance Sheet to the Closing Date in the financial condition, results of operations or business of UNIFAB.

          (c)  CONSENTS  AND  APPROVALS.   All governmental and other third-
party consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement will have been received.

          (d) REGISTRATION RIGHTS AGREEMENT. The LATOKA Shareholders shall have received an agreement substantially in the form set forth in EXHIBIT 8.3(D) pursuant to which UNIFAB will grant to the LATOKA Shareholders certain piggy-back registration rights with respect to the shares of UNIFAB Common Stock received by them in the Merger.

          (e) OPINION OF COUNSEL. LATOKA and the LATOKA Shareholders shall have received from Jones, Walker, Waechter, Poitevent, Carr<e`>re & Den<e`>gre, L.L.P., counsel for UNIFAB, an opinion, dated as of the Closing Date, to the effect set forth in EXHIBIT 8.3(E).

          (f) NO TAXABLE GAIN. The LATOKA Shareholders shall be reasonably satisfied that they will not recognize any taxable gain as a result of the Merger under any applicable Tax law or regulation.

     Section   8.4  WAIVER  OF  CONDITIONS.   Any  condition  to  a  party's
obligation to effect the Merger hereunder may be waived by that party.

                     ARTICLE 9.   TERMINATION

     Section 9.1 TERMINATION. (a) This Agreement may be terminated and the Merger contemplated herein abandoned at any time before the Effective Time, whether before or after approval by the shareholders of LATOKA or UNIFAB as follows:

          (b)  MUTUAL CONSENT.  By the mutual consent of LATOKA and UNIFAB.

          (c) MATERIAL BREACH. By the Board of Directors of either LATOKA or UNIFAB if there has been a material breach by the other of any representation or warranty contained in this Agreement or of any covenant contained in this Agreement, which in either case cannot be, or has not been, cured within 15 days after written notice of such breach is given to the party committing such breach, provided that the right to effect such cure shall not extend beyond the date set forth in subparagraph (c) below.

          (d) ABANDONMENT. By the Board of Directors of either LATOKA or UNIFAB if (i) all conditions to Closing required by Article 8 hereof have not been met by or waived by the Closing Date, (ii) any such condition cannot be met by such date and has not been waived by each party in whose favor such condition inures, or (iii) the Merger has not occurred by such date; provided, however, that neither LATOKA nor UNIFAB shall be entitled to terminate this Agreement pursuant to this subparagraph (c) if such party is in material violation of any of its representations, warranties or covenants in this Agreement.

          (e) GOVERNMENT ACTION. If any governmental authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

     Section 9.2 EFFECT OF TERMINATION. Upon termination of this Agreement pursuant to this Article 10, this Agreement shall be void and of no effect, and shall result in no obligation of or liability to any party or their respective directors, officers, employees, agents or shareholders, unless such termination was the result of an intentional breach of any representation, warranty or covenant in this Agreement in which case the party who breached the representation, warranty or covenant shall be liable to the other party for damages, and all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement.

                    ARTICLE 10.  MISCELLANEOUS

     Section 10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Articles 4 and 5 shall survive the Closing for a period of two years from the date hereof; provided, however, that representations and warranties that relate to Taxes shall survive until the relevant statute of limitations has run, and further provided that the representations and warranties in Section 4.1 and Section
4.2 shall survive without limit as to time. Notwithstanding anything contained herein to the contrary, in the absence of fraud the sole remedy of UNIFAB as a result of or incident to any breach or non-fulfillment of any representation, warranty or agreement made by LATOKA or the LATOKA Shareholders in this Agreement or any certificate delivered by them pursuant to this Agreement, shall be limited in the aggregate to the sum of $2 million.

     Section 10.2 NOTICES. All notices hereunder must be in writing and will be deemed to have been duly given upon receipt of hand delivery; certified or registered mail, return receipt requested; or telecopy transmission with confirmation of receipt:

          (a)  If to UNIFAB:

               UNIFAB International, Inc.
               5007 Port Road
               P. O. Box 11308
               New Iberia, LA 70562-1308
               Attention:  President
               Fax No. 318-365-3711

               with a copy to:

               Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. 201 St. Charles Avenue
               Suite 5100
               New Orleans, LA 70170
               Attention:  Carl C. Hanemann
               Fax No. 504-582-8012

          (b) If to LATOKA:

               C/o Frank J. Cangelosi, Jr.
               Suite 300
               3636 North Causeway Boulevard
               Metairie, LA  70002
               Fax No.  504-837-3753

               with a copy to:

               Robert L. Redfearn, Esq.
               Simon, Peragine, Smith & Redfearn, L.L.P.
               Suite 3000
               1100 Poydras Street
               New Orleans, LA  70163-3000
               Fax No.  504-569-2999


Such names and addresses may be changed by written notice to each person listed above.

     Section 10.3 GOVERNING LAW. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Louisiana, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section   10.4   COUNTERPARTS.   This  Agreement  may  be  executed  in
counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

     Section 10.5 INTERPRETATION; SCHEDULES. (a) When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article, or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          (b) The information set forth in the Schedules to this Agreement is qualified in its entirety by reference to the specific provisions of this Agreement, and is not intended to constitute, and shall not be construed as constituting, separate representations or warranties of the party to which such Schedules relate except as and to the extent provided in this Agreement. Inclusion of information in the Schedules shall not be construed as an admission that such information is material for purposes of the specific provisions of this Agreement to which such information relates. Information included in the Schedules that is not required to be so included under the specific provisions of this Agreement shall be deemed to be included for informational purposes only and information of a similar nature need not be included, at the discretion of the party providing such information.

     Section 10.6 ENTIRE AGREEMENT; SEVERABILITY. (a) This Agreement, including the Exhibits and Schedules hereto and the documents referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the parties with respect to such subject matter.

          (b) If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, it is the parties' intention that such determination will not affect the validity or enforceability of any other provision of this Agreement, which provisions will otherwise remain in full force and effect.

     Section 10.7 AMENDMENT AND MODIFICATION. This Agreement may be amended or modified only by written agreement of the parties hereto.

     Section 10.8 EXTENSION; WAIVER. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement except for Sections 8.1(a) or (b). The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. Any waiver must be in writing.

     Section 10.9 BINDING EFFECT; BENEFITS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 10.10 ASSIGNABILITY. This Agreement is not assignable by any party hereto without the prior written consent of the other parties.

     Section 10.11 EXPENSES. Each of the parties hereto shall pay all of its own expenses relating to the transactions contemplated by this Agreement, including without limitation the fees and expenses of its own financial, legal, accounting and tax advisors.

     Section 10.12 GENDER AND CERTAIN DEFINITIONS. All words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.



     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                              UNIFAB INTERNATIONAL, INC.


                              By:  /s/ Dailey J. Berard
                                   --------------------
                                   Dailey J. Berard, President

                              LATUSA ACQUISITION, INC.


                              By:  /s/ Dailey J. Berard
                                   --------------------
                                   Dailey J. Berard, President

                              LATOKA USA, INC.


                              By:  /s/ Frank J. Cangelosi,Jr.
                                   --------------------------
                                   Frank J. Cangelosi, Jr., Treasurer

                              SHAREHOLDERS OF LATOKA USA, INC.


                                     /s/ William A. Hines
                                    ----------------------
                                        William A. Hines


                                     /s/ Allen C. Porter, Jr.
                                    --------------------------
                                        Allen C. Porter, Jr.